Exhibit 23.1




                           CONSENT OF INDEPENDENT AUDITORS
                           -------------------------------



          THE BOARD OF DIRECTORS
          ICG COMMUNICATIONS, INC.:

          We consent to incorporation by reference in the registration statement on Form S-4 of ICG Communications, Inc., of our reports
          relating   to   the   consolidated   balance   sheets   of    ICG
          Communications, Inc. and subsidiaries as of September 30, 1995 and 1996 and December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 1996, and the three-month period ended December 31, 1996, and the related financial statement schedule, and to the reference to our firm under the heading "Experts" in the prospectus.

          Our report refers to a change during the year ended September 30, 1996 in the Company's method of accounting for long-term telecom services contracts.


                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG PEAT MARWICK LLP


          Denver, Colorado
          March 31, 1997